UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 13, 2019

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive Plano, TX 75024
(Address of principal executive offices, including zip code)

(469) 486-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2019, Toyota Motor Credit Corporation (“TMCC”) renewed its Euro Medium Term Note Programme (the “EMTN Program”). TMCC’s affiliates, Toyota Motor Finance (Netherlands) B.V. (“TMF”), Toyota Credit Canada Inc. (“TCCI”) and Toyota Finance Australia Limited (“TFA” and, together with TMCC, TMF and TCCI, the “Issuers”) are also issuers under the EMTN Program. Under the EMTN Program, the Issuers may issue unsecured notes (“Notes”) with such terms, including currency, interest rate and maturity, as agreed by the relevant Issuer and the purchasers of such Notes at the time of sale. The EMTN Program was renewed for a period of one year. The aggregate principal amount of Notes authorized under the EMTN Program to be outstanding from time to time is €50 billion. The authorized amount is shared among all Issuers.

Notes are issued pursuant to the terms of the Amended and Restated Agency Agreement, dated September 13, 2019, by and among TMCC, TMF, TCCI, TFA and The Bank of New York Mellon, acting through its London branch (the “Agency Agreement”). The Agency Agreement contains customary terms and conditions. A copy of the Agency Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Notes issued under the EMTN Program by TMCC pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), are not registered under the Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements under the Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the descriptions of the EMTN Program and the Agency Agreement in Item 1.01 above.

Item 8.01 Other Events.

Effective September 16, 2019, Pete Carey was appointed by the Board of Directors of TMCC to serve as Group Vice President and President of Mazda Financial Services, a newly created position in which Mr. Carey will lead TMCC’s new private label finance business, including the provision of private label financial services to Mazda customers and dealers pursuant to TMCC’s previously disclosed agreement with Mazda Motor of America, Inc.

Mr. Carey, 55, has served as Group Vice President – Service Operations of TMCC since December 2018.  From January 2017 to December 2018, he served as Group Vice President – Sales, Product and Marketing of TMCC.  Mr. Carey also served as Vice President and General Manager of the San Francisco region at Toyota Motor Sales, U.S.A., Inc. (“TMS”) from February 2014 to January 2017. Prior to this, he served as Vice President – Sales of TMCC from April 2011 to February 2014. Mr. Carey first joined TMCC in 1993.

Effective September 16, 2019, Anna Sampang was appointed by the Board of Directors of TMCC to succeed Mr. Carey as Group Vice President – Service Operations of TMCC.

Ms. Sampang, age 49, has served as Vice President, Service Operations Strategy, Planning and Support of TMCC since April 2017. From September 2013 to March 2017, Ms. Sampang served as Corporate Manager, Service Operations Strategy, Planning and Support for TMCC.  Prior to that, Ms. Sampang was Chief Operations Officer for Toyota Financial Savings Bank from January 2012 to September 2013. Ms. Sampang first joined TMS in 1993 and has held roles of increasing responsibility in engineering management, human resources, operations planning, and technology solutions since that time.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Agency Agreement, dated September 13, 2019, among Toyota Motor Credit Corporation, Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and The Bank of New York Mellon, acting through its London branch*

*	Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601(b) because it is both (i) not material to investors and (ii) likely to cause competitive harm to TMCC if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: September 17, 2019	By:	/s/ Ellen L. Farrell
Ellen L. Farrell
Vice President, Interim General Counsel
and Secretary